Exhibit 10.16
FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT
          This Fourth Amendment to Revolving Credit and Security Agreement is dated December 4, 2007, by and among SPI Petroleum LLC, a Delaware limited liability company (the “Parent”), Maxum Petroleum, Inc. (f/k/a Global Petroleum, Inc.), a Delaware corporation (“MPI”), Pecos, Inc., a California corporation (“PI”), General Petroleum Corporation, a California corporation (“GPC”), Rainier Petroleum Corporation, a Washington corporation (“RPC”), Sedro-Woolley Holdings Corporation, a Washington corporation (“SWHC”), G.P. Atlantic, Inc., a South Carolina corporation (“GPAI”), Simons Petroleum, Inc., a Texas corporation (“SPI-TX”), Simons Petroleum, Inc., an Oklahoma corporation (“SPI-OK”), Hartney Fuel Oil Co., an Illinois corporation (“HFOC”), Petroleum Supply Company, Inc., an Illinois corporation (“PSCI”), Hartney Brothers, Inc., an Illinois corporation (“HBI”), SPI Acquisition LLC, a Delaware limited liability company (“SPIA”), ETI Acquisition LLC, a Delaware limited liability company (“ETIA”), Canyon State Oil Company, Inc., an Arizona corporation (“CSOC”), Petroleum Products, Inc., a West Virginia corporation (“PPI”), Petroleum Transport, Inc., a West Virginia corporation (“PTI”), and Petroleum Fueling, Inc., a West Virginia corporation (“PFI”) (the Parent, MPI, PI, GPC, RPC, SWHC, GPAI, SPI-TX, SPI-OK, HFOC, PSCI, HBI, SPIA, ETIA, CSOC, PPI, PTI, and PFI are each, a “Borrower” and collectively, the “Borrowers”), by PNC Bank, National Association (“PNC”), and the other financial institutions from time to time party thereto (PNC and the other financial institutions are each, a “Lender” and collectively, the “Lenders”), PNC as agent for the Lenders (in such capacity, the “Agent”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A. (“BOA”), The CIT Group/Business Credit, Inc. (“CIT”), LaSalle Business Credit LLC (“LaSalle”), and Wells Fargo Foothill, LLC (“Wells Fargo”), as co-documentation agents for the Lenders (Wells Fargo, JPMorgan, BOA, CIT and LaSalle are collectively, the “Co-Documentation Agents”) (the “Fourth Amendment”).
WITNESSETH:
          WHEREAS, the Borrowers (excluding PPI, PTI, and PFI), the Lenders, the Agent and the Co-Documentation Agents entered into that certain Revolving Credit and Security Agreement, dated September 18, 2006, as amended by that certain (i) First Amendment, dated October 26, 2006, by and among the Borrowers (excluding PPI, PTI, and PFI), the Lenders, the Agent and the Co-Documentation Agents, (ii) Second Amendment to Revolving Credit and Security Agreement, dated May 1, 2007, by and among the Borrowers, the Lenders, the Agent and the Co-Documentation Agents, and (iii) Third Amendment to Revolving Credit and Security Agreement, dated October 17, 2007, by and among the Borrowers, the Lenders, the Agent and the Co-Documentation Agents (as further amended, modified, supplemented or restated from time to time, the “Loan Agreement”); and
          WHEREAS, the Borrowers desire to amend certain provisions of the Loan Agreement and the Lenders and the Agent shall permit such amendments pursuant to the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.
     2. The reference to “LASALLE BUSINESS CREDIT LLC” is hereby deleted from the cover page of the Loan Agreement.
     3. The preamble of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Revolving Credit and Security Agreement dated September 18, 2006 among SPI PETROLEUM LLC, a limited liability company organized under the laws of the State of Delaware (“Parent”), the Borrowers listed on Annex A hereto, the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”), JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., THE CIT GROUP/BUSINESS CREDIT, INC. AND WELLS FARGO FOOTHILL, LLC, as co-documentation agents, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
     4. Section 1.2 of the Loan Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with the following:
     “Maximum Revolving Advance Amount” shall mean Three Hundred Thirty Five Million and 00/100 Dollars ($335,000,000.00).
     5. Effective on the Paulson Acquisition Effective Date, Section 1.2 of the Loan Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with the following:
     “Acquisition Agreements” shall mean the collective reference to the Pecos Acquisition Agreement, the Canyon Acquisition Agreement, the Total Petroleum Acquisition Agreement, the Farmington Acquisition Agreement, the Paulson Acquisition Agreement and all other acquisition agreements executed in connection with Permitted Acquisitions.
     “Management Agreement” shall mean that certain Professional Services Agreement dated as of September 18, 2006, as amended by (i) that certain letter dated April 27, 2007, and (ii) that certain letter agreement, dated on or about December 5, 2007, by and among NCA II Management, LLC, a Washington limited liability company, Waud Capital Partners, L.L.C., a Delaware limited liability company, RBCP Energy Fund Investments, LP, a

Delaware limited partnership, Holdings, Simons Petroleum, Inc., an Oklahoma corporation, and the Parent.
     “Other Documents” shall mean the Revolving Credit Note, any Guaranty, any Guarantor Security Agreement, any Borrower Joinder, the Collateral Assignments, the Intercreditor Agreement, the Mortgages and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, collateral assignments, powers of attorney, consents, and all other writings heretofore, now or hereafter executed and delivered by any Borrower or any Loan Party in favor of Agent or any Lender as required by this Loan Agreement or any of the foregoing in respect of the implementation or performance hereof or thereof.
     6. Section 1.2 of the Loan Agreement is hereby amended by inserting the following definitions:
     “Acquisition Agreements” shall mean the collective reference to the Pecos Acquisition Agreement, the Canyon Acquisition Agreement, the Total Petroleum Acquisition Agreement, the Farmington Acquisition Agreement and all other acquisition agreements executed in connection with Permitted Acquisitions.
     “Borrower Joinder” shall mean a joinder by a Person as a Borrower under this Agreement, the Revolving Credit Note and the other Other Documents in form and substance satisfactory to the Agent.
     “Collateral Assignments” shall mean the Supply Agreement Collateral Assignment and all other collateral assignments executed in connection with Permitted Acquisitions.
     “Culp Disposition” shall mean the disposition of assets of GPAI as contemplated by the Culp Disposition LOI.
     “Culp Disposition LOI” shall mean the letter of intent dated May 8, 2007, by and between GPAI and On-Site.
     “Finance Corp Certificate of Merger” shall mean the Certificate of Merger, merging MMSI with and into MPFC.
     “Finance Corp Merger” shall mean the merger of MMSI with and into MPFC pursuant to the Finance Corp Certificate of Merger, the surviving Person of which is MPFC.
     “Fourth Amendment Closing Date” shall mean December 4, 2007.

     “GPAI” shall mean G.P. Atlantic, Inc., a South Carolina corporation.
     “Holdings Certificate of Merger” shall mean the Certificate of Merger, merging Parent with and into MPHI.
     “Holdings Merger” shall mean the merger of Parent with and into MPHI pursuant to the Holdings Certificate of Merger, the surviving Person of which is MPHI.
     “IPO” shall mean the initial public offering of the capital stock of MPHI.
     “MMSI” shall mean Maxum Merger Sub, Inc., a Delaware corporation.
     “MPFC” shall mean Maxum Petroleum Finance Corp., (f/k/a Maxum Petroleum, Inc.), a Delaware corporation.
     “MPHI” shall mean Maxum Petroleum Holdings, Inc., a Delaware corporation.
     “Name Change” shall mean the change of MPI’s name from Maxum Petroleum, Inc. to “Maxum Petroleum Finance Corp.” (or a name substantially similar thereto, provided that the Borrowing Agent gives written notice of such substantially similar name to the Agent prior to the date of such name change) in connection with the IPO pursuant to the Name Change Certificate.
     “Name Change Certificate” shall mean the Certificate of Amendment, changing MPI’s name from “Maxum Petroleum, Inc.” to “Maxum Petroleum Finance Corp.” (or a name substantially similar thereto, provided that the Borrowing Agent gives written notice of such substantially similar name to the Agent prior to the date of the filing of such Certificate of Amendment).
     “On-Site” shall mean On-Site Fuel Service, Inc., a Mississippi corporation.
     “Paulson” shall mean Paulson Oil Company, an Indiana corporation.
     “Paulson Acquisition” shall mean the acquisition by MPI of all of the capital stock of Paulson pursuant to the terms of the Paulson Acquisition Agreement, which acquisition shall occur within ninety (90) days of the Fourth Amendment Closing Date.

     “Paulson Acquisition Agreement” shall mean the Stock Contribution and Purchase Agreement, by and among MPI, SPI, the Paulson Sellers and the Paulson Representative, in form and substance reasonably satisfactory to the Agent.
     “Paulson Acquisition Effective Date” shall mean the date on which the Paulson Acquisition is consummated pursuant to the Paulson Acquisition Agreement.
     “Paulson Representative” shall mean Spell in its capacity as representative of the Paulson Sellers.
     “Paulson Sellers” shall mean Spell, Robert A. Paulson, an individual, and Peter E. Paulson, an individual.
     “Spell” shall mean Spell Capital Partners Fund II, L.P..
     “Fourth Amendment Closing Date” shall mean December 4, 2007.
     7. Effective on the Paulson Acquisition Effective Date, Section 1.2 of the Loan Agreement is hereby amended by deleting the following definition:
     “Collateral Assignment”
     8. Effective on the Paulson Acquisition Effective Date, Section 1.2 of the Loan Agreement is hereby amended by inserting the following definitions:
     “Collateral Assignments” shall mean the Paulson Collateral Assignment, the Supply Agreement Collateral Assignment and all other collateral assignments executed in connection with Permitted Acquisitions.
     “Paulson Collateral Assignment” shall mean that certain Collateral Assignment of Representations, Warranties, Covenants, Indemnities and Purchase Price Adjustment Rights and Escrow Rights, executed and delivered by MPI and SPI to the Agent with respect to the Paulson Acquisition Agreement.
     “Supply Agreement Collateral Assignment” shall mean that certain Collateral Assignment of Contract Rights, executed and delivered by PPI to the Agent with respect to the Supply Agreement, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

     9. Section 2.1(a)(y)(i)(A)(1) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
(1)	Advances relating to Extended Term Receivables shall not exceed $35,000,000 outstanding at any time and
     10. Section 2.1(a)(y)(ii)(B) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     (B) $55,000,000.00,
     minus
     11. Section 2.24 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     2.24. [Reserved].
     12. Section 4.3 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     4.3 Disposition of Collateral. Each Borrower will safeguard and protect all Collateral in order to, among other things, protect the Agent’s interest therein, and no Borrower shall make any disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business; (b) sale/leaseback transactions relating to which the property that is the subject of any such transaction was acquired for the purpose thereof within the past 90 days prior to the consummation of the sale/leaseback transaction; (c) (i) the sale, lease or other disposition of assets by a Borrower to another Borrower or (ii) the sale, lease or other disposition of assets by a Borrower or any Subsidiary of a Borrower, in each case with respect to this clause (c) only, in the ordinary course of business, to a Subsidiary of a Borrower, as long as the transferee of such assets is a secured Guarantor hereunder subject to agreements, instruments and other documentation acceptable to Agent in its good faith business judgment; (d) non-exclusive licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business; (e) the sale, exchange or other disposition of Cash Equivalents in the ordinary course of business; (f) the termination, surrender or sublease of a real estate lease of the Borrower or any of its Subsidiaries in the ordinary course of business, provided that Borrower shall advise Agent in writing of any termination, surrender or sublease that is material; (g) the disposition or transfer of obsolete and worn-out Equipment or Equipment that is no longer used or useful, in each case in the ordinary course of business, during any fiscal year having an aggregate fair market value of not more than $1,500,000 and only to the extent that (i) the proceeds of any such disposition are used or allocated, and in fact are subsequently used, to acquire replacement Equipment which is subject to Agent’s First-Priority Interest or Second-Priority Interest, as the case may be, or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.21; (h) the disposition of Collateral pursuant to the Intercreditor Agreement; (i) dispositions of accounts receivable and related assets under the Securitization Documents; (j) the disposition that will occur as a result of the Holdings Merger; and (k) the Culp Disposition (any of the foregoing is referred to herein as a “Permitted Disposition”).
     13. Section 4.5 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (a) each Borrower shall be the sole owner of (except that Michel Salbaing and Perot Bissell may own less than         .0001% of the outstanding capital stock of MPHI) and fully authorized and able to sell, transfer, pledge and/or grant a First-Priority Interest or a Second-Priority Interest, as the case may be, in each and every item of its respective Collateral to Agent (with the further understanding that the Collateral may also from time to time be subject to Permitted Encumbrances); and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement constituting Collateral executed by each Borrower or delivered to Agent or any Lender in connection with this Loan Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower’s Equipment and Inventory shall be located at locations specifically identified on Schedule 4.5 (as Borrower may update from time to time by giving written notice to Agent thereof, provided the foregoing ongoing permitted updates of such Schedule shall only be allowed as to additional locations of such property within the United States, and such property and any such additional locations shall remain subject to any and all provisions of this Loan Agreement and the other Loan Documents) and shall not be removed from such location(s) without the prior written consent of Agent, except if in-transit among such locations or out for repair, and except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

     14. Effective on the Paulson Acquisition Effective Date, Section 5.5 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     (a) The pro forma balance sheet of Borrowers and their consolidated Subsidiaries on a consolidated basis at the Parent level (the “Pro Forma Balance Sheet”) when furnished to Agent in accordance herewith shall reflect the consummation of the transactions contemplated by the Pecos Acquisition Agreement, the Canyon Acquisition Agreement, the Total Petroleum Acquisition Agreement and the Paulson Acquisition Agreement, under this Agreement and under the JPM Credit Agreement (collectively being referred to herein as the “Transactions”) and shall fairly reflect in all material respects the financial condition of Borrowers and their consolidated Subsidiaries on a consolidated basis as of the Fourth Amendment Closing Date after giving effect to the Transactions, and is to be prepared in accordance with GAAP (subject to the absence of footnotes, the application of SFAS 133 and 130 and normal year-end audit adjustments). The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer on behalf of Parent.
     (b) The annual (x) cash flow projections, (y) income projections and (z) a projected balance sheet of the Borrowers prepared on a consolidated basis at the Parent level for the fiscal year ending June 30, 2008, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”), were prepared by Parent, are based on underlying assumptions which were believed to be reasonable as of the date made, and reflect Parent’s judgment, based on assumptions which were believed to be reasonable at the time made regarding what was believed to be at such time a reasonably likely set of results for the projected period, provided, however, since such Projections are by their nature prospective and contingent on a wide range of factors, actual results therefore may vary significantly, provided, further, nothing has occurred in the interval between the date of determination of the reasonableness of the assumptions referenced above and the date of the delivery of the Projections to Agent to render Parent’s belief regarding the foregoing assumptions no longer reasonable. The Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.
     15. Section 6.14 of the Loan Agreement is hereby amended by adding the following new sentence at the end of such Section 6.14:
Within 90 days (or such longer time period as reasonably determined by Agent) after the Fourth Amendment Closing Date,

the Agent shall have received evidence of the filing of modifications to the Mortgages and title insurance bring-downs and endorsements with respect thereto, all in form and substance reasonably satisfactory to the Agent.
     16. Effective on the Paulson Acquisition Effective Date, Section 6.15 of the Loan Agreement is hereby amended by adding the following new sentence at the end of such Section 6.15:
Within 60 days (or such longer time period as reasonably determined by Agent) after the Paulson Acquisition Effective Date the Agent shall have received evidence reasonably satisfactory to the Agent that Paulson has directed all of its Customers to remit payments to the Blocked Accounts.
     17. The introductory clause of Section 7.1(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, provided however, that (i) any Borrower may merge or consolidate into another Borrower, (ii) in connection with the IPO, MMSI may merge with and into MPFC in accordance with the Finance Corp Certificate of Merger, so long as (1) MPFC survives such merger, (2) MPFC provides (x) prompt notice to the Agent of such merger, and (y) a copy of such Finance Corp Certificate of Merger filed with the Delaware Secretary of State and all other filings, if any, with respect to such merger, and (3) MPHI executes and delivers a Borrower Joinder pursuant to Section 16.21 hereof, and (iii) in connection with the IPO, Parent may merge with and into MPHI, pursuant to the Holdings Certificate of Merger so long as (1) MPHI survives such merger and (2) MPHI provides (x) prompt notice to the Agent of such merger and (y) a copy of such Holdings Certificate of Merger filed with the Delaware Secretary of State and all other filings, if any, with respect to such merger; and provided further that (i) any Borrower may purchase or acquire all or a substantial portion of the assets or stock of any Person or a business or division of another Person (a “Permitted Acquisition”), and (ii) any Borrower may merge or consolidate with or into any Person if all of the following requirements are met in connection with such Permitted Acquisition, merger or consolidation:

     18. Effective on the Paulson Acquisition Effective Date, Section 7.1(a)(ii)(G) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
          (G) (y) immediately prior to and after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), merger or consolidation, except the Total Petroleum Acquisition, the Farmington Acquisition and the Paulson Acquisition, the Borrowers shall have in excess of Fifty Million and 00/100 Dollars ($50,000,000.00) of Undrawn Availability, and (z) immediately prior to and after giving effect to the Paulson Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall have in excess of Twenty Million and 00/100 Dollars ($20,000,000.00) of Undrawn Availability;
     19. Effective on the Paulson Acquisition Effective Date, Section 7.1(a)(ii)(I) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
          (I) the Aggregate Consideration paid by any such Borrower for all such Permitted Acquisitions, mergers or consolidations, excluding the Total Petroleum Acquisition, the Farmington Acquisition and the Paulson Acquisition, shall not exceed Twenty Million and 00/100 Dollars ($20,000,000.00) in the aggregate in any fiscal year of the Borrowers and Fifty Million and 00/100 Dollars ($50,000,000.00) in the aggregate during the Term.
     20. Clause (i) of Section 7.7 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
(i) the payment of the Management Fees including, without limitation, (x) a fee of three percent (3%) of the aggregate consideration paid for each Permitted Acquisition, (y) a fee of three percent (3%) of the gross consideration received for each Permitted Disposition, and (z) a fee payable in connection with the sale of the Borrowers equal to three hundredths of one percent (0.3%) of the enterprise value of the Borrowers realized in any such sale, in each case in accordance with the terms of the Management Agreement (plus any amount accrued but unpaid due to a prior Default or Event of Default), relating to the Borrowers that are due and owing from Parent as long as no Default or Event of Default has occurred and is continuing at or as of the date of the proposed distribution thereof or would otherwise arise upon the making of any such proposed distribution (and in connection therewith Parent shall thereupon be permitted to make such Management Fee payments),

     21. Section 7.8(iv) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     (iv) Indebtedness owed to Valvoline with respect to Equipment financing in an aggregate amount not to exceed $5,000,000;
     22. Section 7.15 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     7.15 Amendment of Organizational Documents. Amend, modify or waive any term or material provision of its organizational documents, including, its articles of organization, operating agreement, Articles of Incorporation or By-Laws, each as applicable, or change its name, unless required by law, in a manner materially adverse to Agent and Lenders except with their prior written consent; provided, however, (x) MPI may amend its organizational documents in connection with the Name Change to reflect the same, so long as MPI provides (i) prompt notice to the Agent of such Name Change, and (ii) a copy of the Name Change Certificate filed with the Delaware Secretary of State and all other filings, if any, with respect to such name change; (y) MPFC may amend its organizational documents in connection with the Finance Corp Merger to reflect the same; and (z) Parent may amend its organizational documents in connection with the Holdings Merger to reflect the same. The parties hereto agree, that (i) upon the effective date of the Name Change, any and all references to MPI in the Loan Agreement or any Other Documents shall automatically be deemed to be references to MPFC without any further action on the part of the Borrowers or the Agent, and (ii) upon the effective date of the Holdings Merger, any and all references to Parent in the Loan Agreement or any Other Documents shall automatically be deemed to be references to MPHI without any further action on the part of the Borrowers or the Agent.
     23. Article 7 of the Loan Agreement is hereby amended by inserting the following new Section 7.21:
     7.21 Amendment of the Management Agreement. Amend, modify or waive any term or provision of the Management Agreement, except with the Agent’s and the Lenders’ prior written consent, provided, however, SPI-OK and the Parent may amend the Management Agreement solely to change (y) the timing of the payment of the fees payable thereunder or (z) the allocation of such fees among the parties thereto.

     24. The second sentence of Section 9.2 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
If at any time (a) the sum of (y) Undrawn Availability on average for the most recently ended thirty (30) consecutive days plus (z) Suppressed Availability on average for the most recently ended thirty (30) consecutive days is less than $35,000,000, or (b) Undrawn Availability is less than $20,000,000 for five (5) consecutive days, Borrowers shall also deliver to Agent on a weekly basis on Friday of each week relating to the prior week’s activities (consisting of the seven days commencing on Monday of such prior week and ending on Sunday of such week): (a) a Borrowing Base Certificate (which remains subject to review and approval by Agent); (b) a report regarding sales, collections and credits; (c) an Inventory report regarding fuel listing amounts in both dollar value and in gallons quantity for Designated Supply Contracts Locations, Pathway Network locations, remote site tanks and marine terminal tanks.
     25. Article 16 of the Loan Agreement is hereby amended by inserting the following new Section 16.21:
     16.21 Joinder of MPHI. On the date of the filing of the Finance Corp Certificate of Merger, MPHI shall execute and deliver to the Agent (i) a Borrower Joinder pursuant to which it shall join as a Borrower each of the documents to which the Borrowers are parties; (ii) documents in the forms described in Section 8.1 hereof, modified as appropriate to relate to MPHI; and (iii) documents necessary to grant to the Agent for the ratable benefit of each Lender and perfect (y) continuing first-priority security interests in and to all of MPHI’s First-Priority Collateral and (z) continuing second-priority security interests in and to all of MPHI’s Second-Priority Collateral.
     26. Effective on the Paulson Acquisition Effective Date, Article 16 of the Loan Agreement is hereby amended by inserting the following new Section 16.22:
     16.22 Joinder of Paulson. On the Paulson Acquisition Effective Date, Paulson shall execute and deliver to the Agent (i) a Borrower Joinder pursuant to which it shall join as a Borrower each of the documents to which the Borrowers are parties; (ii) documents in the forms described in Section 8.1 hereof, modified as appropriate to relate to Paulson; and (iii) documents necessary to grant to the Agent for the ratable benefit of each Lender and perfect (y) continuing first-priority security interests in and to all of Paulson’s First-Priority Collateral and (z) continuing second-priority security interests in and to all of Paulson’s Second-Priority Collateral.
     27. Effective on the Paulson Acquisition Effective Date and provided that the Name Change, the Finance Corp Merger and the Holdings Merger have not been consummated, “Annex A” to the Loan Agreement is hereby deleted and in its stead is inserted “Annex A” attached hereto as Attachment B.
     28. Effective on the Paulson Acquisition Effective Date and provided that the Name Change, the Finance Corp Merger and the Holdings Merger have been consummated, “Annex A” to the Loan Agreement is hereby deleted and in its stead is inserted “Annex A” attached hereto as Attachment C.
     29. Effective upon the consummation of the Name Change, the Finance Corp Merger and the Holdings Merger and provided that the Paulson Acquisition has been consummated, “Annex A” to the Loan Agreement is hereby deleted and in its stead is inserted the “Annex A” attached hereto as Attachment D.
     30. Effective upon the consummation of the Name Change, the Finance Corp Merger and the Holdings Merger and provided that the Paulson Acquisition has not been consummated, “Annex A” to the Loan Agreement is hereby deleted and in its stead is inserted the “Annex A” attached hereto as Attachment E.
     31. The following schedules to the Loan Agreement are hereby updated, such that the information set forth on each of the correspondingly numbered schedules to the Loan Agreement shall be supplemented by the addition or deletion, as the case may be, thereto of the information set forth on the correspondingly numbered schedules attached hereto as Attachment F: Schedule 4.5 — Equipment and Inventory Locations; Schedule 4.15(c) — Location of Executive Offices; Schedule 4.19(a) — Real Property; Schedule 5.2(b) — Subsidiaries; Schedule 5.4 — Federal Tax Identification Numbers; Schedule 5.8(d) — Plans; Schedule 5.9 — Intellectual Property, Source Code Escrow Agreements; and Schedule 7.10 — Affiliate Transactions.
     32. Effective on the Paulson Acquisition Effective Date the following schedules to the Loan Agreement are hereby amended, such that the information set forth on each of the correspondingly numbered schedules to the Loan Agreement shall be supplemented by the addition thereto of the information set forth on the correspondingly numbered schedules attached hereto as Attachment G: Schedule 1.2.1 — Mortgaged Properties; Schedule 1.2.2 — Permitted Encumbrances; Schedule 1.2.3 — Customers Re: Extended Term Receivables; Schedule 1.2.4 — Designated Supply Contracts; Schedule 4.1 — Commercial Tort Claims; Schedule 4.5 — Equipment and Inventory Locations; Schedule 4.15(c) — Location of Executive Offices; Schedule 4.19(a) — Real Property; Schedule 5.2(a) — States of Qualification and Good Standing; Schedule 5.2(b) — Subsidiaries; Schedule 5.4 — Federal Tax Identification Numbers; Schedule 5.6 — Prior Names; Schedule 5.7 — Environmental Matters; Schedule 5.8(b) — Litigation; Schedule 5.8(d) — Plans; Schedule 5.9 — Intellectual Property, Source Code Escrow Agreements; Schedule 5.10 — Licenses and Permits; Schedule 5.14 — Labor Disputes; Schedule 5.24 — Bailees of Prepaid Fuel Inventory;

Schedule 7.3 — Guaranties; Schedule 7.4 — Investments; Schedule 7.8 — Indebtedness; and Schedule 7.10 — Affiliate Transactions.
     33. Effective on the Paulson Acquisition Effective Date, “Exhibit 5.5(b)” to the Loan Agreement (Financial Projections) is hereby deleted and in its stead is inserted “Exhibit 5.5(b)” attached hereto.
     34. Effective on the Paulson Acquisition Effective Date, “Exhibit 16.3” to the Loan Agreement (Commitment Transfer Supplement) is hereby deleted and in its stead is inserted “Exhibit 16.3” attached hereto.
     35. The provisions of Sections 2 through 34 of this Fourth Amendment shall not become effective until the Agent has received the following items, each in form and substance reasonably acceptable to the Agent and its counsel:
               (a) this Fourth Amendment, duly executed by each of the Borrowers and each of the Lenders;
               (b) the documents and conditions listed in the Preliminary Closing Agenda set forth on Attachment A, attached hereto and made a part hereof, that are required to be delivered on or before the Fourth Amendment Closing Date as set forth therein;
               (c) payment of all fees and expenses owed to the Agent and its counsel in connection with this Fourth Amendment; and
               (d) such other documents as may be reasonably requested by the Agent.
     36. Each Borrower hereby reconfirms and reaffirms each of the representations and warranties made by it in or pursuant to the Loan Agreement and any related documents to which it is a party, and each of the representations and warranties made to the Lenders contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Loan Agreement or any related agreement, are true and correct in all material respects on and as of such date as if made on and as of such date, other than such representations and warranties relating to a specific earlier time and in such case such representations and warranties shall continue to be true in all material respects as of such earlier date, except as such representations and warranties may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement.
     37. Each Borrower acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Loan Agreement and the Mortgages hereby continue to secure the Obligations.
     38. Each Borrower hereby represents and warrants to the Lenders and the Agent that (i) such Borrower has the full power, authority and legal right to enter into this Fourth Amendment and to perform all its respective Obligations hereunder, (ii) the officers of such Borrower executing this Fourth Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith (a) are within such Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, operating agreement or other documents relating to such Borrower’s formation, all as applicable, or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, operating agreement, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound, and (iv) this Fourth Amendment, the Loan Agreement and the documents executed or to be executed by such Borrower in connection herewith or therewith constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.
     39. Each Borrower represents and warrants that (i) no Event of Default has occurred and is continuing under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof and (ii) it presently has no known claims or actions of any kind at law or in equity against the Lenders or the Agent arising out of or in any way relating to the Loan Agreement or the Other Documents.
     40. Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.
     41. The agreements contained in this Fourth Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Loan Agreement and the Other Documents shall remain in full force and effect. This Fourth Amendment amends the Loan Agreement and is not a novation thereof.
     42. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
     43. This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of New York without regard to the principles of the conflicts of law thereof. Each Borrower hereby consents to the jurisdiction and venue of any federal or state court located in the County of New York, State of New York with respect to any suit arising out of or mentioning this Fourth Amendment.
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     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers the day and year first above written.

SPI Petroleum LLC, a Delaware limited liability company
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Maxum Petroleum, Inc., a Delaware corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Secretary

Simons Petroleum, Inc., a Texas corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Simons Petroleum, Inc., an Oklahoma corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

SPI Acquisition LLC, a Delaware limited liability company
By:	Maxum Petroleum, Inc.
Its:	Managing Member

By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Secretary

ETI Acquisition LLC, a Delaware limited liability company
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Hartney Fuel Oil Co., an Illinois corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Hartney Brothers, Inc., an Illinois corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Petroleum Supply Company, Inc., an Illinois corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Canyon State Oil Company, Inc., an Arizona corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Pecos, Inc., a California corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

General Petroleum Corporation, a California corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Rainier Petroleum Corporation, a Washington corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Sedro-Woolley Holdings Corporation, a Washington corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

G.P. Atlantic, Inc., a South Carolina corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Petroleum Products, Inc., a West Virginia corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Petroleum Transport, Inc., a West Virginia corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

Petroleum Fueling, Inc., a West Virginia corporation
By:	/s/ Michel Salbaing
	Name:	Michel Salbaing
	Title:	Treasurer

PNC Bank, National Association, as Agent and as Lender
By:	/s/ Terrance McKinney
	Name:	Terrance McKinney
	Title:	Vice President

JPMorgan Chase Bank, N.A., as Co- Documentation Agent and as Lender
By:	/s/ J. Devin Mock
	Name:	J. Devin Mock
	Title:	Vice President

Bank of America, N.A., as Co-Documentation Agent and as Lender
By:	/s/ Philip Nomura
	Name:	Philip Nomura
	Title:	Vice President

The CIT Group/Business Credit, Inc., as Co- Documentation Agent and as Lender
By:	/s/ Mark J. Long
	Name:	Mark J. Long
	Title:	Vice President

Wells Fargo Foothill, LLC, as Co- Documentation Agent and as Lender
By:	/s/ David P. Hill
	Name:	David P. Hill
	Title:	Vice President

Comerica Bank, as Lender
By:	/s/ Keith Nichols
	Name:	Keith Nichols
	Title:	Vice President

North Fork Business Capital, as Lender
By:	/s/ Todd Kemme
	Name:	Todd Kemme
	Title:	Vice President